UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2016

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Park Place, Suite 101 El Segundo, CA 90245
(Address of principal executive offices)

(310) 648-8410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

In connection with the appointment of Mr. John D. Maatta (“Maatta”) as the President and Chief Executive Officer of Wizard World, Inc. (the “Company”), effective as of May 3, 2016 (the “Effective Date”), the Company and Maatta entered into an employment agreement, dated as of July 15, 2016 but effective as of May 3, 2016 (the “Employment Agreement”). The initial term of the Employment Agreement is for a period of two (2) years, commencing on the Effective Date (the “Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Maatta gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term.

During the Term, the Company will pay Maatta an annual base salary of $250,000. In addition, Maatta may receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors and approved by the Board of Directors.

Non-Compete Agreement

In conjunction with the Employment Agreement, Maatta entered into a non-compete, non-solicitation and non-disclosure Agreement, dated July 15, 2016, and effective as of May 3, 2016, with the Company (the “Non-Compete Agreement”). Under the Non-Compete Agreement, Maatta must keep the Company’s confidential and proprietary information confidential and is prohibited from inducing or attempting to induce any employee of the Company from terminating his or her employment with the Company, and soliciting the business of any client or customer of the Company, during the period commencing on the Effective Date and ending on the termination of Maatta’s employment with the Company for any reason. Further, Maatta is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the period commencing on the Effective Date and ending on the termination of Maatta’s employment with the Company for any reason.

Option Agreement

In connection with the Employment Agreement, Maatta entered into an option agreement (the “Option Agreement”) with the Company, which memorializes the 1,100,000 options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share, granted to Maatta on the Effective Date. The Options were granted in accordance with the following vesting schedule and at the applicable exercise prices therein:

Number of Options:	Exercise Price:	Vesting Date:
300,000	$0.50	Only upon a Change in Control (as defined below)
100,000	$0.50	June 30, 2016
100,000	$0.50	September 30, 2016
100,000	$0.50	December 31, 2016
100,000	$0.55	March 31, 2017
100,000	$0.55	June 30, 2017
100,000	$0.55	September 30, 2017
100,000	$0.60	December 31, 2017
100,000	$0.60	March 30, 2018

“Change in Control” shall have the meaning set forth in the Employment Agreement. All options will vest immediately upon a Change in Control.

Indemnification Agreement

In conjunction with the Employment Agreement, the Company also entered into an indemnification agreement, dated as of July 15, 2016 (the “Indemnification Agreement”), with Maatta. The Indemnification Agreement indemnifies Maatta to fullest extent under Delaware law for any claims, amongst other things, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Maatta in his capacity as an officer or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Maatta in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Maatta is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Maatta in respect of any claim as which he shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise. The Indemnification Agreement provides for indemnification of Maatta during his employment and for a period of at least three (3) years thereafter or such longer term as is provided therein.

The above descriptions of the Employment Agreement, the Non-Compete Agreement, the Option Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreement, the Non-Compete Agreement, the Option Agreement and the Indemnification Agreement, which are attached hereto as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective July 14, 2016, Mr. Randall S. Malinoff was appointed as Executive Vice President and Chief Operating Officer of the Company. Mr. Malinoff had served as interim Chief Operating Officer of the Company since March 2, 2016. Below is a description of Mr. Malinoff’s professional work experience.

Randall S. Malinoff, age 56

Mr. Randall S. Malinoff, age 56, combines over 20 years of experience in the entertainment industry as a marketing and digital executive. From 2009 through 2014, Mr. Malinoff was the Vice President and Head of Direct to Consumer Ecommerce for Universal Music Group, Inc., a company in the entertainment industry. From 2000 to 2008, he was Senior Vice President of Digital Marketing for Universal Studios, Inc., a company involved in movies and home entertainment. From 1996 to 2000, Mr. Malinoff served as the Executive Vice President and General Manager of Ktel Music, Inc., a recorded music and publishing company.

The Board believes that Mr. Malinoff’s combination of experience, leadership and innovation in the entertainment industry in key areas of digital marketing, operations, publicity, strategy and his skill in developing and nurturing strategic partnerships launching new business initiatives will help grow the Company.

Family Relationships

Mr. Malinoff does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangement

The Company and Mr. Malinoff intend to enter into a formal employment agreement within thirty days (30) of Mr. Malinoff’s appointment. Mr. Malinoff will serve as Executive Vice President and Chief Operating Officer for an initial term of two (2) years and will receive an annual base salary of $225,000 and will be eligible for a performance-based bonus at the discretion of the Board.

In addition, the Company will grant to Mr. Malinoff options to purchase up to an aggregate of 600,000 shares of the Company’s common stock, par value $0.0001 per share, in accordance with the following vesting schedule and at the applicable exercise prices therein:

Number of Options:	Exercise Price:	Vesting Date:
75,000	$0.50	September 30, 2016
75,000	$0.50	December 31, 2016
75,000	$0.55	March 31, 2017
75,000	$0.55	June 30, 2017
75,000	$0.55	September 30, 2017
75,000	$0.60	December 31, 2017
75,000	$0.60	March 31, 2018
75,000	$0.60	June 30, 2018

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta*

10.2	Non-Compete, Non-Solicitation and Non-Disclosure Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta*

10.3	Indemnification Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta*

10.4	Option Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: July 20, 2016	By:	/s/ John D. Maatta
	Name:	John D. Maatta
	Title:	President & Chief Executive Officer